Exhibit 99.1

General Cable Corporation Completes the Acquisition of Alcan Cable China

HIGHLAND HEIGHTS, Ky.--(BUSINESS WIRE)--December 3, 2012--General Cable Corporation (NYSE: BGC) (the Company) announced today that it has completed the acquisition of Alcan Cable China. Alcan Cable China represents approximately 10% to 15% of overall revenues of Alcan Cable.

“Alcan Cable China has a 430,000 square foot, vertically integrated manufacturing plant in Tianjin, China and ten regional sales offices. Since its start-up in 2007, the business has matured in a relatively short amount of time building a sales infrastructure and a premium brand with a strong reputation in the Chinese market, which represents nearly one-third of global wire and cable demand. We believe the synergies of this acquisition coupled with an established platform from which to introduce and grow other General Cable product lines further enhances the value proposition to our customers. We are honored and proud to become part of General Cable,” said Alex Tham, Managing Director, Alcan Cable China.

“We are pleased to have completed the second and final step of the acquisition of Alcan Cable. We have brought together two companies with more than 200 years of combined experience in the wire and cable industry serving important markets in North America and now China. Alcan Cable China is highly complementary to our two long-standing partnerships in China and continues to generate positive momentum in the market. We are off to a fast start executing on our integration plans in North America and expect to do the same with the business in China,” said Gregory B. Kenny, President and Chief Executive Officer of General Cable.

The Company estimates that the overall Alcan Cable business will contribute approximately $650-$700 million in annual revenues at current aluminum prices, and over a cycle, the operating margin profile is expected to be consistent with the Company’s existing businesses as manufacturing, logistics, and purchasing synergies are realized. The Company expects Alcan Cable North America to contribute meaningfully in the fourth quarter of 2012 while Alcan Cable China’s contribution is expected to be de minimis to fourth quarter results as step-up purchase accounting adjustments offset the base earnings in the business in China.

General Cable (NYSE:BGC), a Fortune 500 Company, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, specialty, construction and communications markets. For more information about General Cable products, please contact your local sales representative or visit our Web site at www.generalcable.com.

Alcan Cable, the wire and cable business of Rio Tinto plc (LSE: RIO), a 100-year-old leader in the production of aluminum cable for the utility and building industries, offers a wide range of bare and insulated conductors to both the utility and distribution markets, supporting them with highly capable resources to ensure the highest value application of our products. For more information about Alcan Cable, please visit the Company’s Web site at www.alcancable.com.

Forward Looking Statements

Certain statements in this press release including, without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Forward-looking statements can generally be identified as statements containing the words “believe,” “expect,” “may,” “could,” “anticipate,” “intend,” “should,” “estimate,” “project,” “will,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which the Company has no control. These risks, uncertainties and factors specific to the Alcan Cable acquisition include, but are not limited to: (i) the occurrence of any event, change or other circumstance that would result in the termination or delay of the proposed Alcan Cable acquisition, (ii) the inability to complete the proposed acquisition due to the failure of the Company or Alcan Cable to satisfy any of the conditions to the closing of the acquisition, including the failure to obtain necessary regulatory approvals, (iii) the risk that the proposed acquisition could disrupt the plans and operations of the Company, Alcan Cable or both and the potential difficulties of employee retention as a result of the acquisition, and (iv) the risk that the Company may not realize the expected financial and other benefits from the proposed acquisition. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the risk factors described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2012, as well as any current and periodic reports filed with the SEC subsequent to such date. Forward looking statements reflect the views and assumptions of management as of the date of this Current Report with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this Current Report does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

CONTACT:
General Cable Corporation
Len Texter, Director, Investor Relations, 859-572-8684